Exhibit 99.1

FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Erica Bartsch
	745 Fifth Avenue, 19th Floor		Sloane & Company
	New York, NY 10151		212-446-1875
IR@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE THREE AND
NINE MONTHS ENDED SEPTEMBER 30, 2019

Company Demonstrates Prudent Financial Management

as it Executes on Strategic Plan

THIRD QUARTER & YTD HIGHLIGHTS:

•	Revenue of $342.9 million in the third quarter versus $375.8 million in the prior period, a decline of 8.8% and $1.03 billion YTD versus $1.08 billion in the prior year period, a decline of 4.5%.

•	Organic revenue declined 7.5% in the third quarter and 3.7% YTD.

•	Net loss attributable to MDC Partners common shareholders was $5.1 million in the third quarter of 2019 versus $18.2 million a year ago.

•	Net loss attributable to MDC Partners common shareholders was $6.5 million in the nine months ended September 30, 2019 versus $48.3 million a year ago.

•	Net loss attributable to MDC Partners common shareholders for the last twelve months (LTM) of $90.5 million (inclusive of a $57 million goodwill impairment and a $49 million income tax valuation allowance in the fourth quarter of 2018) as of September 30, 2019 versus $103.7 million as of June 30, 2019.

•	Adjusted EBITDA of $49.2 million versus $59.8 million a year ago, a decrease of 17.8%. Adjusted EBITDA Margin of 14.3%, compared with 15.9% in the prior year quarter.

•	Adjusted EBITDA of $117.1 million versus $110.6 million a year ago, an increase of 5.9%. Adjusted EBITDA Margin of 11.3%, compared with 10.2% in the prior year quarter.

•	Covenant EBITDA (LTM) of $178.9 million versus $187.9 million for the second quarter of 2019, a decline of 4.8%. (Refer to Schedule 7)

•	Net New Business wins totaled a positive $30.5 million in the third quarter.

New York, NY, November 5, 2019 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and nine months ended September 30, 2019.

“We are seeing the results of prudent financial management while we cycle through revenue softness in select areas of the portfolio and actively execute against our strategic plan,” said Mark Penn, Chairman and CEO of MDC Partners. “We’ve delivered year-to-date growth in adjusted EBITDA, up $6.5 million, and margin up 110 basis points. Net new business also remained strong this quarter at $30 million and we continued this momentum into the fourth quarter. We delivered over $21 million in cash flow from operations and lowered our revolver balance to $8 million. As we continue to move decisively on our plan, we have confidence in our ability to return to revenue growth and continue to deliver improving profit margins.”

Frank Lanuto, Chief Financial Officer, added, “Execution of cost-savings initiatives and ongoing disciplined management of expenses helped to offset softer revenues during the period. Based on our performance in the quarter, we reiterate our 2019 Covenant EBITDA guidance but have revised our organic revenue guidance lower to reflect YTD topline softness in select areas.”

Third Quarter and Year-to-Date 2019 Financial Results

Revenue for the third quarter of 2019 was $342.9 million versus $375.8 million for the third quarter of 2018, a decline of 8.8%. The effect on revenue of foreign exchange due to the strong US Dollar was negative 0.6%, the impact of non-GAAP acquisitions (dispositions), net was negative 0.6%, and organic revenue declined 7.5%. Organic revenue was favorably impacted by 101 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net New Business wins in the third quarter of 2019 totaled $30.5 million.

Net loss attributable to MDC Partners common shareholders for the third quarter of 2019 was $5.1 million versus a net loss of $18.2 million for the third quarter of 2018. This improvement was primarily due to a decline in expenses principally driven by a reduction in staff costs, and a lower impairment charge and a foreign exchange gain in the third quarter of 2019 versus a loss in the prior year third quarter, partially offset by a decline in revenues. Diluted loss per share attributable to MDC Partners common shareholders for the third quarter of 2019 was $0.07 versus diluted loss per share of $0.32 for the third quarter of 2018.

Adjusted EBITDA for the third quarter of 2019 was $49.2 million versus $59.8 million for the third quarter of 2018, a decrease of 17.8%. The decline was primarily driven by lower revenue, partially offset by a reduction in staff costs. This led to a 160 basis point decline in Adjusted EBITDA margin in the third quarter of 2019 to 14.3% from 15.9% in the third quarter of 2018.

Net loss attributable to MDC Partners common shareholders for the last twelve months (LTM) was $90.5 million as of September 30, 2019 versus a $103.7 million loss as of June 30, 2019.

Covenant EBITDA for the last twelve months (LTM) was $178.9 million at September 30, 2019 versus $187.9 million at June 30, 2019, a decrease of 4.8%. The change was primarily driven by the decline in Adjusted EBITDA.

Revenue for the first nine months of 2019 was $1.03 billion versus $1.08 billion for the first nine months of 2018, a decrease of 4.5%. The effect on revenue of foreign exchange due to the strong US Dollar was negative 1.1%, the impact of non-GAAP acquisitions (dispositions), net was positive 0.3%, and organic revenue decline was 3.7%. Organic revenue was favorably impacted by 179 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net New Business wins for the first nine months of 2019 totaled $56.4 million, including a $5 million reduction for our Q2 2019 Net New Business.

Net loss attributable to MDC Partners common shareholders for the first nine months of 2019 was $6.5 million, an improvement versus a net loss of $48.3 million for the first nine months of 2018. This change was principally due to a decline in expenses primarily driven by a reduction in staff and administrative costs, a lower impairment charge and a foreign exchange gain for the first nine months of 2019 versus a loss for the first nine months of 2018, partially offset by a decline in revenues. Diluted loss per share attributable to MDC Partners common shareholders for the nine months of 2019 was $0.10 versus a diluted loss per share of $0.85 for the first nine months of 2018.

Adjusted EBITDA for the first nine months of 2019 was $117.1 million versus $110.6 million for the first nine months of 2018, an increase of 5.9%. The improvement was primarily driven by lower staff and administrative costs at Partner agencies and at corporate, partially offset by a decline in revenues. This led to a 110 basis point improvement in Adjusted EBITDA margin in the first nine months of 2019 to 11.3% from 10.2% in the first nine months of 2018.

Financial Outlook

2019 financial guidance is updated as follows:

2019 Outlook Commentary *

Organic Revenue Growth	We expect an approximate 3 to 5% decline in organic revenue.

Foreign Exchange Impact, net	Assuming prevailing currency rates, the net impact of foreign exchange is expected to decrease revenue by approximately 1%.

Impact of Non-GAAP Acquisitions (Dispositions), net	Our current expectations are that the impact of acquisitions, net of disposition activity, will decrease revenue by approximately 90 basis points.

Covenant EBITDA and Adjustments	The Company expects to complete fiscal year 2019 with approximately $175 million to $185 million of Covenant EBITDA. The Company has applied certain pro forma and other adjustments, as expressly provided under the credit facility to derive its 2019E Covenant EBITDA forecast.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2019 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K See "Non-GAAP Financial Measures" below for additional information

Conference Call

Management will host a conference call on Tuesday, November 5, 2019, at 4:30 p.m. (ET) to discuss its results. The conference call will be accessible by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website at www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), November 12, 2019, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10136141), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the most influential marketing and communications networks in the world. As "The Place Where Great Talent Lives," MDC Partners is celebrated for its innovative advertising, public relations, branding, digital, social and event marketing agency partners, which are responsible for some of the most memorable and effective campaigns for the world's most respected brands. By leveraging technology, data analytics, insights and strategic consulting solutions, MDC Partners drives creative excellence, business growth and measurable return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that represents operating profit plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(4) Covenant EBITDA: Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, and other items, as defined in the Credit Agreement. We believe that the presentation of Covenant EBITDA is appropriate as it eliminates the effect of certain non-cash and other items not necessarily indicative of a company’s underlying operating performance. In addition, the presentation of Covenant EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Credit Agreement.

Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures. We are unable to reconcile our projected 2019 Organic Revenue Growth to the corresponding GAAP measure because we are unable to predict the 2019 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, dispositions, or other potential changes. We are unable to reconcile our projected 2019 Covenant EBITDA to the corresponding GAAP measure because the amount and timing of many future charges that impact these measures (such as amortization of future acquired intangible assets, foreign exchange transaction gains or losses, impairment charges, provision or benefit for income taxes, and certain assumptions used in the calculation of deferred acquisition consideration) are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. As a result, we are unable to provide reconciliations of these measures. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on future GAAP financial results.

This press release contains forward-looking statements. Statements in this press release that are not historical facts, including without limitation the information under the heading "Financial Outlook" and statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic conditions;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, Except per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Services	$342,907	$375,830	$1,033,828	$1,082,541
Operating Expenses:
Cost of services sold	222,448	238,690	700,351	735,110
Office and general expenses	79,726	102,380	234,120	270,137
Depreciation and amortization	9,368	11,134	28,869	35,212
Goodwill and other asset impairment	1,944	21,008	1,944	23,325
	313,486	373,212	965,284	1,063,784
Operating income	29,421	2,618	68,544	18,757
Other Income (Expenses):
Interest expense and finance charges, net	(16,110)	(17,063)	(49,284)	(50,005)
Foreign exchange gain (loss)	(3,973)	3,275	4,401	(9,934)
Other, net	(431)	189	(4,559)	1,222
	(20,514)	(13,599)	(49,442)	(58,717)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	8,907	(10,981)	19,102	(39,960)
Income tax expense (benefit)	3,457	2,986	6,292	(3,367)
Income (loss) before equity in earnings of non-consolidated affiliates	5,450	(13,967)	12,810	(36,593)
Equity in earnings of non-consolidated affiliates	63	300	352	358
Net income (loss)	5,513	(13,667)	13,162	(36,235)
Net income attributable to the noncontrolling interest	(7,265)	(2,458)	(10,737)	(5,900)
Net income (loss) attributable to MDC Partners Inc.	(1,752)	(16,125)	2,425	(42,135)
Accretion on and net income allocated to convertible preference shares	(3,306)	(2,109)	(8,931)	(6,204)
Net loss attributable to MDC Partners Inc. common shareholders	$(5,058)	$(18,234)	$(6,506)	$(48,339)
Loss Per Common Share:
Basic
Net loss attributable to MDC Partners Inc. common shareholders	$(0.07)	$(0.32)	$(0.10)	$(0.85)
Diluted
Net loss attributable to MDC Partners Inc. common shareholders	$(0.07)	$(0.32)	$(0.10)	$(0.85)
Weighted Average Number of Common Shares Outstanding:
Basic	72,044,480	57,498,661	68,154,306	57,117,797
Diluted	72,044,480	57,498,661	68,154,306	57,117,797

SCHEDULE 2

MDC PARTNERS INC.

UNAUDITED REVENUE RECONCILIATION

(US$ in 000s, except percentages)

	Three Months Ended		Nine Months Ended
	Revenue $	% Change	Revenue $	% Change
September 30, 2018	$375,830		$1,082,541

Organic revenue growth (decline) (1)	(28,127)	(7.5)%	(40,237)	(3.7)%
Non-GAAP acquisitions (dispositions), net	(2,438)	(0.6)%	3,197	0.3%
Foreign exchange impact	(2,358)	(0.6)%	(11,673)	(1.1)%
Total change	(32,923)	(8.8)%	(48,713)	(4.5)%
September 30, 2019	$342,907		$1,033,828

(1) “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

Note: Actuals may not foot due to rounding

SCHEDULE 3

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2019

	Advertising and Communications	Global Integrated Agencies	Domestic Creative Agencies	Specialist Communications	Media Services	All Other	Corporate	Total
Revenue	$342,907	$145,890	$57,593	$42,101	$21,222	$76,101	—	$342,907

Net loss attributable to MDC Partners Inc. common shareholders								(5,058)
Adjustments to reconcile to operating profit (loss):
Accretion on convertible preference shares								3,306
Net income attributable to the noncontrolling interests								7,265
Equity in losses of non-consolidated affiliates								(63)
Income tax expense								3,457
Interest expense and finance charges, net								16,110
Foreign exchange loss								3,973
Other, net								431
Operating income (loss)	$38,532	$21,036	$7,216	$5,129	$(1,677)	$6,828	$(9,111)	$29,421
margin	11.2%	14.4%	12.5%	12.2%	(7.9)%	9.0%		8.6%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	9,176	4,009	1,213	644	755	2,555	192	9,368
Other asset impairment	1,944	1,944	—	—	—	—	—	1,944
Stock-based compensation	5,193	4,673	352	45	5	118	833	6,026
Deferred acquisition consideration adjustments	1,943	(473)	678	1,467	2	269	—	1,943
Distributions from non- consolidated affiliates (2)	(250)	—	(250)	—	—	—	48	(202)
Other items, net (3)	—	—	—	—	—	—	705	705
Adjusted EBITDA (1)	$56,538	$31,189	$9,209	$7,285	$(915)	$9,770	$(7,333)	$49,205
margin	16.5%	21.4%	16.0%	17.3%	(4.3)%	12.8%		14.3%

(1) Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

Note: Due to changes in the composition of certain business and the Company’s internal management and reporting structure during 2019, reportable segment results for the 2018 periods presented have been recast to reflect the reclassification of certain businesses between segments. The changes were as follows: 1) Doner, previously within the Global Integrated Agencies category is now aggregated into the Domestic Creative Agencies reportable segment, 2) Yes and Co, previously within the Media Services category, was included within the Domestic Creative Agencies reportable segment, 3) HL Design and Redscout, previously within Specialist Communications and All Other category, respectively are included in Yes & Company, and 4) Varick Media, previously within the Yes & Company operating segment is included within MDC Media Partners.

SCHEDULE 4

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2019

	Advertising and Communications	Global Integrated Agencies	Domestic Creative Agencies	Specialist Communications	Media Services	All Other	Corporate	Total
Revenue	$1,033,828	$429,977	$176,711	$128,224	$75,815	$223,101	—	$1,033,828

Net loss attributable to MDC Partners Inc. common shareholders								(6,506)
Adjustments to reconcile to operating profit (loss):
Accretion on convertible preference shares								8,931
Net income attributable to the noncontrolling interests								10,737
Equity in earning of non-consolidated affiliates								(352)
Income tax expense								6,292
Interest expense and finance charges, net								49,284
Foreign exchange income								(4,401)
Other, net								4,559
Operating income (loss)	$99,109	$45,527	$22,533	$18,889	$(3,630)	$15,790	$(30,565)	$68,544
margin	9.6%	10.6%	12.8%	14.7%	(4.8)%	7.1%		6.6%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	28,239	12,511	3,708	1,909	2,531	7,580	630	28,869
Other asset impairment	1,944	1,944	—	—	—	—	—	1,944
Stock-based compensation	12,180	9,672	1,338	123	(11)	1,058	452	12,632
Deferred acquisition consideration adjustments	(3,627)	(3,627)	(91)	418	75	(402)	—	(3,627)
Distributions from non- consolidated affiliates (2)	(250)	—	(250)	—	—	—	79	(171)
Other items, net (3)	—	—	—	—	—	—	8,926	8,926
Adjusted EBITDA (1)	$137,595	$66,027	$27,238	$21,339	$(1,035)	$24,026	$(20,478)	$117,117
margin	13.3%	15.4%	15.4%	16.6%	(1.4)%	10.8%		11.3%

(1) Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

Note: Due to changes in the composition of certain business and the Company’s internal management and reporting structure during 2019, reportable segment results for the 2018 periods presented have been recast to reflect the reclassification of certain businesses between segments. The changes were as follows: 1) Doner, previously within the Global Integrated Agencies category is now aggregated into the Domestic Creative Agencies reportable segment, 2) Yes and Co, previously within the Media Services category, was included within the Domestic Creative Agencies reportable segment, 3) HL Design and Redscout, previously within Specialist Communications and All Other category, respectively are included in Yes & Company, and 4) Varick Media, previously within the Yes & Company operating segment is included within MDC Media Partners.

SCHEDULE 5

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2018

	Advertising and Communications	Global Integrated Agencies	Domestic Creative Agencies	Specialist Communications	Media Services	All Other	Corporate	Total
Revenue	$375,830	$157,308	$59,151	$38,838	$29,593	$90,940	—	$375,830

Net loss attributable to MDC Partners Inc. common shareholders								(18,234)
Adjustments to reconcile to operating profit (loss):
Accretion on convertible preference shares								2,109
Net income attributable to the noncontrolling interests								2,458
Equity in earnings of non-consolidated affiliates								(300)
Income tax expense								2,986
Interest expense and finance charges, net								17,063
Foreign exchange income								(3,275)
Other, net								(189)
Operating income (loss)	$20,642	$23,486	$(14,031)	$3,703	$850	$6,634	$(18,024)	$2,618
margin	5.5%	14.9%	(23.7)%	9.5%	2.9%	7.3%		0.7%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	10,935	4,553	1,266	1,100	675	3,341	199	11,134
Goodwill and other asset impairment	21,008	3,180	17,828	—	—	—	—	21,008
Stock-based compensation	4,622	3,241	550	52	102	677	1,620	6,242
Deferred acquisition consideration adjustments	11,003	3,953	(923)	1,452	(27)	6,548	—	11,003
Distributions from non- consolidated affiliates (2)	—	—	—	—	—	—	478	478
Other items, net (3)	—	—	—	—	—	—	7,346	7,346
Adjusted EBITDA (1)	$68,210	$38,413	$4,690	$6,307	$1,600	$17,200	$(8,381)	$59,829
margin	18.1%	24.4%	7.9%	16.2%	5.4%	18.9%		15.9%

(1) Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

Note: Due to changes in the composition of certain business and the Company’s internal management and reporting structure during 2019, reportable segment results for the 2018 periods presented have been recast to reflect the reclassification of certain businesses between segments. The changes were as follows: 1) Doner, previously within the Global Integrated Agencies category is now aggregated into the Domestic Creative Agencies reportable segment, 2) Yes and Co, previously within the Media Services category, was included within the Domestic Creative Agencies reportable segment, 3) HL Design and Redscout, previously within Specialist Communications and All Other category, respectively are included in Yes & Company, and 4) Varick Media, previously within the Yes & Company operating segment is included within MDC Media Partners.

SCHEDULE 6

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2018

	Advertising and Communications	Global Integrated Agencies	Domestic Creative Agencies	Specialist Communications	Media Services	All Other	Corporate	Total
Revenue	$1,082,541	$444,995	$183,504	$117,966	$90,948	$245,128	—	$1,082,541

Net loss attributable to MDC Partners Inc. common shareholders								(48,339)
Adjustments to reconcile to operating profit (loss):
Accretion on convertible preference shares								6,204
Net income attributable to the noncontrolling interests								5,900
Equity in earning of non-consolidated affiliates								(358)
Income tax benefit								(3,367)
Interest expense and finance charges, net								50,005
Foreign exchange loss								9,934
Other, net								(1,222)
Operating income (loss)	$63,993	$28,247	$(6,887)	$13,646	$(78)	$29,065	$(45,236)	$18,757
margin	5.9%	6.3%	(3.8)%	11.6%	(0.1)%	11.9%		1.7%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	34,629	16,705	3,793	3,059	1,995	9,077	583	35,212
Goodwill and other asset impairment	21,008	3,180	17,828	—	—	—	2,317	23,325
Stock-based compensation	12,793	8,176	2,056	291	251	2,019	4,089	16,882
Deferred acquisition consideration adjustments	8,522	2,779	539	2,216	144	2,844	—	8,522
Distributions from non- consolidated affiliates (2)	—	—	—	—	—	—	509	509
Other items, net (3)	—	—	—	—	—	—	7,400	7,400
Adjusted EBITDA (1)	$140,945	$59,087	$17,329	$19,212	$2,312	$43,005	$(30,338)	$110,607
margin	13.0%	13.3%	9.4%	16.3%	2.5%	17.5%		10.2%

(1) Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, other asset impairment, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

Note: Due to changes in the composition of certain business and the Company’s internal management and reporting structure during 2019, reportable segment results for the 2018 periods presented have been recast to reflect the reclassification of certain businesses between segments. The changes were as follows: 1) Doner, previously within the Global Integrated Agencies category is now aggregated into the Domestic Creative Agencies reportable segment, 2) Yes and Co, previously within the Media Services category, was included within the Domestic Creative Agencies reportable segment, 3) HL Design and Redscout, previously within Specialist Communications and All Other category, respectively are included in Yes & Company, and 4) Varick Media, previously within the Yes & Company operating segment is included within MDC Media Partners.

SCHEDULE 7

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO COVENANT EBITDA

(US$ in 000s)

	2018		2019			Covenant EBITDA (LTM) (1)
	Q3	Q4	Q1	Q2	Q3	Q2-2019 - LTM	Q3-2019 - LTM
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(18,234)	$(83,749)	$(2,496)	$775	$(5,058)	$(103,704)	$(90,528)
Adjustments to reconcile to operating profit (loss):
Accretion on and net income allocated to convertible preference shares	2,109	2,151	2,383	3,515	3,306	10,158	11,355
Net income attributable to the noncontrolling interests	2,458	5,885	429	3,043	7,265	11,815	16,622
Equity in earnings (losses) of non-consolidated affiliates	(300)	296	(83)	(206)	(63)	(293)	(56)
Income tax expense	2,986	34,970	748	2,088	3,457	40,792	41,263
Interest expense and finance charges, net	17,063	17,070	16,760	16,413	16,110	67,306	66,353
Foreign exchange loss (gain)	(3,275)	13,324	(5,442)	(2,932)	3,973	1,675	8,923
Other, net	(189)	992	3,383	746	431	4,932	5,552
Operating income (loss)	2,618	(9,061)	15,682	23,442	29,421	32,681	59,484

Adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	11,134	10,984	8,838	10,663	9,368	41,619	39,853
Goodwill and other asset impairment	21,008	56,732	—	—	1,944	77,740	58,676
Stock-based compensation	6,242	1,534	2,972	3,634	6,026	14,382	14,166
Deferred acquisition consideration adjustments	11,003	(8,979)	(7,643)	2,073	1,943	(3,546)	(12,606)
Distributions from non- consolidated affiliates	478	270	—	31	(202)	779	99
Other items, net (2)	7,346	479	1,626	6,594	705	16,045	9,404
Adjusted EBITDA	59,829	51,959	21,475	46,437	49,205	179,700	169,076

Adjustments to reconcile to Covenant EBITDA:
Proforma acquisitions/dispositions	(1,195)	(2,148)	(1,965)	—	—	(5,308)	(4,113)
Severance due to eliminated positions	1,155	3,615	1,534	2,346	1,956	8,650	9,451
Other adjustments, net (3)	600	1,877	1,412	989	228	4,878	4,506
	$60,389	$55,303	$22,456	$49,772	$51,389	$187,920	$178,920

(1) Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, and other adjustments, as defined in the Credit Agreement. Covenant EBITDA is calculated as the aggregate of operating results for the rolling last twelve months (LTM). Each quarter is presented to provide the information utilized to calculate Covenant EBITDA. Historical Covenant EBITDA may be recasted in the current period for any proforma adjustments related to acquisitions and/or dispositions in the current period.

(2) Other items, net includes items such as severance expense and other restructuring expenses and costs associated with the company's strategic review process.

(3) Other adjustments, net primarily includes one time professional fees and costs associated with real estate consolidation.
Note: Actuals may not foot due to rounding.

SCHEDULE 8

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$27,280	$30,873
Accounts receivable, less allowance for doubtful accounts of $2,728 and $1,879	411,805	395,200
Expenditures billable to clients	38,652	42,369
Assets held for sale	—	78,913
Other current assets	35,939	42,499
Total Current Assets	513,676	589,854
Fixed assets, at cost, less accumulated depreciation of $147,342 and $128,546	82,946	88,189
Right-of-use assets - operating leases	234,137	—
Investments in non-consolidated affiliates	6,824	6,556
Goodwill	740,955	740,955
Other intangible assets, net of accumulated amortization of $171,941 and $161,868	56,734	67,765
Deferred tax assets	92,439	92,741
Other assets	24,018	25,513
Total Assets	$1,751,729	$1,611,573
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$178,946	$221,995
Accruals and other liabilities	280,783	313,141
Liabilities held for sale	—	35,967
Advance billings	169,857	138,505
Current portion of lease liabilities - operating leases	47,722	—
Current portion of deferred acquisition consideration	31,579	32,928
Total Current Liabilities	708,887	742,536
Long-term debt	895,379	954,107
Long-term portion of deferred acquisition consideration	24,611	50,767
Long-term lease liabilities - operating leases	230,209	—
Other liabilities	17,933	54,255
Deferred tax liabilities	7,486	5,329
Total Liabilities	1,884,505	1,806,994
Redeemable Noncontrolling Interests	41,519	51,546
Commitments, Contingencies, and Guarantees
Shareholders’ Deficit:
Convertible preference shares, 145,000 authorized, issued and outstanding at September 30, 2019 and 95,000 at December 31, 2018	152,746	90,123
Common stock and other paid-in capital	98,364	58,579
Accumulated deficit	(462,483)	(464,903)
Accumulated other comprehensive (loss) income	(2,878)	4,720
MDC Partners Inc. Shareholders' Deficit	(214,251)	(311,481)
Noncontrolling interests	39,956	64,514
Total Shareholders' Deficit	(174,295)	(246,967)
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit	$1,751,729	$1,611,573

SCHEDULE 9

MDC PARTNERS INC.

UNAUDITED SUMMARY CASH FLOW DATA

(US$ in 000s)

	Nine Months Ended September 30,
	2019	2018
Net cash used in operating activities	$(5,840)	$(31,729)
Net cash provided by (used in) investing activities	3,307	(48,355)
Net cash provided by (used in) financing activities	(2,202)	59,122
Effect of exchange rate changes on cash, cash equivalents, and cash held in trusts	8	(161)
Net decrease in cash, cash equivalents, and cash held in trusts including cash classified within assets held for sale	$(4,727)	$(21,123)
Change in cash and cash equivalents held in trusts classified within held for sale	(3,307)	—
Change in cash and cash equivalents classified within assets held for sale	4,441	—
Net decrease in cash and cash equivalents	$(3,593)	$(21,123)

SCHEDULE 10

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON- GAAP MEASURES

(US$ in 000s)

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
NON-GAAP ACQUISITIONS (DISPOSITIONS), NET
GAAP revenue from current year acquisitions	$—	$11,066	$12,734	$12,317	$36,117	$—	$698	$1,347	$2,045
GAAP revenue from prior year acquisitions (1)	—	—	—	—	—	15,685	1,519	1,109	$18,313
Impact of adoption of ASC 606 exclusion	—	450	(1,122)	504	(168)	—	—	—	$-
Foreign exchange impact	—	—	—	—	—	—	—	470	$470
Contribution to organic revenue (growth) decline (2)	—	(3,417)	(945)	(3,243)	(7,605)	(4,008)	(440)	(2,185)	$(6,633)
Prior year revenue from dispositions (3)	(5,261)	(5,592)	(3,847)	—	(14,700)	(1,825)	(5,995)	(3,178)	$(10,998)
Non-GAAP acquisitions (dispositions), net	$(5,261)	$2,507	$6,820	$9,578	$13,644	$9,852	$(4,218)	$(2,437)	$3,197

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
OTHER ITEMS, NET
SEC investigation and class action litigation expenses	122	235	(88)	131	400	—	—	—	—
D&O insurance proceeds	—	(303)	(231)	(24)	(558)	—	—	—	—
Severance and other restructuring expenses	—	—	7,665	372	8,037	—	6,703	705	7,408
Strategic review process costs	—	—	—	—	—	1,626	(109)	—	1,517
Total other items, net	$122	$(68)	$7,346	$479	$7,879	$1,626	$6,594	$705	$8,925

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
CASH INTEREST, NET & OTHER
Cash interest paid	(649)	(30,765)	(1,597)	(31,001)	(64,012)	(1,629)	(30,014)	(882)	(32,525)
Bond interest accrual adjustment	(14,625)	14,625	(14,625)	14,625	—	(14,625)	14,625	(14,625)	(14,625)
Adjusted cash interest paid	(15,274)	(16,140)	(16,222)	(16,376)	(64,012)	(16,254)	(15,389)	(15,507)	(47,150)
Interest income	148	159	91	227	625	149	138	165	452
Total cash interest, net & other	$(15,126)	$(15,981)	$(16,131)	$(16,149)	$(63,387)	$(16,105)	$(15,251)	$(15,342)	$(46,698)

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
CAPITAL EXPENDITURES, NET
Capital expenditures	(3,799)	(5,890)	(5,543)	(5,032)	(20,264)	(3,606)	(4,317)	(5,863)	(13,786)
Landlord reimbursements	219	851	291	442	1,803	1	—	—	1
Total capital expenditures, net	$(3,580)	$(5,039)	$(5,252)	$(4,590)	(18,461)	$(3,605)	$(4,317)	$(5,863)	$(13,785)

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
MISCELLANEOUS OTHER DISCLOSURES
Net income attributable to the noncontrolling interests	897	2,545	2,458	5,885	11,785	429	3,043	7,265	10,737
Cash taxes	$1,333	$1,293	$2,196	$(986)	$3,836	$1,677	$1,817	$137	$3,631

(1) GAAP revenue from prior year acquisitions for 2019 and 2018 relates to acquisitions which occurred in 2018 and 2017, respectively.

(2) Contributions to organic revenue growth (decline) represents the change in revenue, measured on a constant currency basis, relative to the comparable pre-acquisition period for acquired businesses that is included in the Company's organic revenue growth (decline) calculation.

(3) Prior year revenue from dispositions reflects the incremental impact on revenue for the comparable period after the Company's disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the disposition.

Note: Actuals may not foot due to rounding.

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